UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2014 (August 8, 2014)

ACCELERIZE NEW MEDIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

20411 SW Birch St., Suite 250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 515-2141

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 8, 2014, Michael Lin was appointed the Chief Financial Officer of Accelerize New Media, Inc, or the Registrant. Mr. Lin, who is 43 years old, has been employed by the Registrant since June 2013 in the position of Executive Vice President of Finance. From 2012 to March 2013 Mr. Lin was the Chief Financial Officer of Gehry Technologies, from 2009 to 2011 he was the Chief Financial Officer of Uniloc USA/BlueCava and from 2003 to 2008 he was the Vice President of Finance and Strategic Planning at Fasst Search & Transfer/Microsoft. Mr. Lin is a graduate of Hosftra University with a B.B.A. in Finance and a M.B.A. from Babson College.

In connection with his appointment as Chief Financial Officer, the Registrant entered into an amendment with Mr. Lin of his employment agreement. Mr. Lin’s employment agreement, as amended, was originally entered into on June 26, 2013 and Mr. Lin’s employment is at will. Under the agreement Mr. Lin is entitled to an annual base salary of $283,250. Mr. Lin is entitled to other benefits including reimbursement for reasonable business expenses and payment towards health insurance premiums. The agreement contains customary confidentiality and assignment of work product provisions.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

10.1     Amendment No. 2 to Employment Agreement, dated as of August 8, 2014, between Michael Lin and Accelerize New Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE NEW MEDIA, INC.

By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: August 11, 2014